Exhibit 10(i)

          FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT
                        DATED FEBRUARY 2, 2000 BETWEEN
        TOMMY HILFIGER LICENSING, INC. AND THE STRIDE RITE CORPORATION


      AGREEMENT entered into this 20th day of June, 2001, by and between TOMMY HILFIGER LICENSING, INC., having an address at 913 N. Market Street, Wilmington, Delaware 19801 (hereinafter referred to as "Licensor") and THE STRIDE RITE CORPORATION, a Massachusetts corporation, having its offices at 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02173-9191 (hereinafter referred to as "Licensee").

                                 WITNESSETH:

      WHEREAS, Licensor and Licensee entered into an Amended and Restated License Agreement dated February 2, 2000 (the Amended and Restated License Agreement is hereinafter referred to as the "License Agreement"); and

      WHEREAS, the parties have agreed to the amendments to said License Agreement contained herein;

      NOW, THEREFORE, the parties hereto, in consideration of the mutual agreements herein contained and promises herein expressed, and for other good consideration acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:

      1. Unless otherwise specified herein, all capitalized terms used herein shall have the meanings ascribed to them in the License Agreement.

      2. Paragraph 1.3 of the License Agreement is hereby amended by adding the following to the end thereof:

            "The period from January 1, 2001 to March 31, 2001 shall be deemed to be a separate Annual Period. Thereafter, Annual Period shall mean each twelve-month period commencing on April 1 and ending on March 31."

      3. Paragraph 2.7(c) of the License Agreement is hereby deleted in its entirety and is replaced by the following:

            "(c) Fixtures/Visual Enhancements. Licensee will, at Licensor's option, participate in any in-store shop or main floor fixturing/visual enhancement program with any of Licensee's customers. Licensee will fixture/visually enhance or refixture or update the visual enhancements in each in-store shop and area dedicated to the sale of Licensed Products within sixty (60) days after notice from Licensor or, without notice from Licensor, no less often than every three (3) months for visual enhancements and three (3) years for fixtures during the Term. Licensor and Licensee shall, each six months during the Term, consult in good faith regarding standards and specifications for such fixturing/visual enhancement, however, such standards and specifications ultimately shall be subject to Licensor's approval, and Licensee shall be responsible for causing all fixturing/visual enhancement to be undertaken in a manner consistent with such plans and specifications, as modified from time to time, during each three (3) month review. To the extent that the same is not paid for by Licensee's customers, Licensee shall pay for such fixturing/visual enhancement. Anything herein to the contrary notwithstanding, during the last Annual Period of the Term, if the Term has not been extended, Licensee shall not be required to install any new fixtures or to refixture any existing shops. Licensee acknowledges that Licensor has the right to disapprove of Licensee supplying Licensed Products to customers who do not have fixtured or visually enhanced shops or areas if such customers permit products competitive with the Licensed Products to be displayed in fixtured or visually enhanced shops or areas."

      4. Paragraph 2.10 of the License Agreement is, except for the heading, hereby deleted in its entirety and is replaced by the following:

            "Licensee will pay to Licensor $____________ per Annual Period for its participation in Licensor's Merchandise Coordinator Program. This amount will be paid in equal quarterly installments of $_________ on each January 1, April 1, July 1 and October 1 during the Term. Anything herein to the contrary notwithstanding, Licensor's Merchandise Coordinator Program payment for the period of January 1, 2001 - March 31, 2001 shall be $_________ is due on execution hereof."

      5. Paragraph 3.1 of the License Agreement is hereby amended by changing "December 31, 2001" in the first sentence thereof to "March 31, 2004."

      6. Paragraph 3.2 of the License Agreement is hereby deleted in its entirety.

      7. Paragraph 4.2 of the License Agreement is hereby deleted in its entirety, except for the heading, and is replaced by the following:

            "During each Annual Period, Licensee shall be required to meet the following Minimum Sales Levels:

            Annual Period                 Minimum Sales Level

            1/1/01-3/31/01                      $____________
            4/1/01-3/31/02                      $____________
            4/1/02-3/31/03                      $____________
            4/1/03-3/31/04                      $____________

            In addition, during each Annual Period, except the period from January 1, 2001 to March 31, 2001, Licensee shall be required to meet the following annual category minimums:

                  Category                Annual Minimum Sales Level

                  Mens                          $____________
                  Womens                        $____________
                  Childrens                     $____________

            The Minimum Sales Level for each Annual Period shall be the greater of the amounts set forth above for such Annual Periods and ________ (____%) percent of the actual Net Sales for the immediately preceding Annual Period, provided, however, that the Minimum Sales Level for the Annual Period from April 1, 2001 to March 31, 2002 shall be $____________. In no event may the Minimum Sales Level for any Annual Period be less than the Minimum Sales Level for the immediately preceding Annual Period. Licensee shall receive no credit against the Minimum Sales Levels for Net Sales outside of the Territory, and such sales shall not be used in calculating the Minimum Sales Levels for each Annual Period."

      8. Paragraph 5.2 of the License Agreement is hereby amended to: (a) changing "________ (____%) percent" in line 8 thereof to "______ (____)
percent"; and (b) adding the following at the end thereof:

            "Anything herein to the contrary notwithstanding, the Guaranteed Minimum Royalty for the period from January 1, 2001 to March 31, 2001 shall be $_______________, which shall be payable upon execution hereof."

      9. Paragraph 5.3 of the License Agreement is hereby amended by deleting the first, second and third sentences thereof in their entirety and replacing them with the following:

            "Beginning January 1, 2001, Licensee shall pay to Licensor a royalty of _______ (____%) percent of Net Sales. Anything herein to the contrary notwithstanding, Percentage Royalty of _____ (___%) shall be due for the Net Sales of (a) Close-Outs, and (b) Seconds to the extent that such Net Sales of (a) and (b) above do not exceed twenty (20%) percent of the total Net Sales for the relevant Annual Period. Any excess of such Net Sales over the aforesaid twenty (20%) percent shall require the payment of the full _______ (___%) percent Percentage Royalty. For the period from January 1, 2001 to March 31, 2001, Licensee shall pay to Licensor, upon execution hereof, a royalty payment of $__________ which shall be in addition to, and shall not be credited against, any Guaranteed Minimum Royalty of Percentage Royalty payments due hereunder."

      10. Paragraph 7.1 of the License Agreement is hereby amended by deleting the chart and all that follows and replacing the same with the following:

            "Annual Period          Guaranteed Minimum Advertising

            1/1/01-3/31/01                $__________
            4/1/01-3/31/02                $__________
            4/1/02-3/31/03                $__________
            4/1/03-3/31/04                $__________

            The Guaranteed Minimum Advertising Payments for each Annual Period shall be equal to the greater of the amounts set forth above and ______________ (_____%) percent of the Minimum Sales Level for such Annual Period as provided in Paragraph 4.2 above."

      11. Paragraph 7.2 of the License Agreement is hereby deleted in its entirety, except for the heading, and is replaced by the following:

            "Beginning January 1, 2001, Licensee shall pay to Licensor a Percentage Advertising Payment equal to ______ (____%) percent of Net Sales. Anything herein to the contrary notwithstanding, no Percentage Advertising Payment shall be due for the Net Sales of
            (a)  Close-Outs,  and (b) Seconds to the extent that such sales of
            (a) and (b) above do not exceed twenty (20%) percent of the total Net Sales for the relevant Annual Period. Any excess of such Net Sales over the aforesaid twenty (20%) percent shall require the payment of the full _____ (___%) percent Percentage Advertising Payment, however, nothing herein shall be construed to permit such sales. Percentage Advertising Payments shall be payable in quarterly installments on January 15, April 15, July 15, and October 15 for the immediately preceding quarter of sale, less Guaranteed Minimum Advertising Payments for such Period."

      12. Paragraph 8.5 of the License Agreement is hereby amended by adding the following at the end thereof:

            "In addition, Licensee shall pay Licensor $__________ per Annual Period to cover all the travel expenses under this Agreement. Such amount will be paid in equal quarterly installments of $__________ in advance on the first day of each calendar quarter during the Term."

      13. Paragraph 20.1 of the License Agreement is hereby amended by changing the address for Steven R. Gursky, Esq. to:

            "Gursky & Ederer, LLP
            1350 Broadway, 11th Floor
            New York, New York 10018"

      14. Except as modified hereby, all other paragraphs contained therein shall remain in full force and effect and nothing contained herein shall alter them in any way and are hereby in all respects ratified and confirmed.

      IN WITNESS WHEREOF, Licensor and Licensee have respectively signed this Amendment as of the date first written above.

TOMMY HILFIGER LICENSING, INC.            THE STRIDE RITE CORPORATION


By:   /s/Virginia M. Cleary               By:   /s/Frank A. Caruso

Title:      Assistant Secretary           Title:            CFO

Date:       June 20, 2001                 Date:       6/18/01